UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2005

CV THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-21643	43-1570294
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3172 Porter Drive, Palo Alto, California	94304
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 384-8500

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF OFFICERS

Effective May 26, 2005, Costa G. Sevastopoulos, Ph.D., resigned from the board of directors of CV Therapeutics, Inc. Dr. Sevastopoulos will continue to serve as a member of the board of directors of CV Therapeutics Europe Limited, a wholly owned subsidiary of CV Therapeutics, Inc.

ITEM 8.01. OTHER EVENTS

At our Annual Meeting of Stockholders held on May 26, 2005, three proposals were voted upon, and all were approved. A description of each proposal follows:

1.	Proposal to elect three (3) directors of the Company, each to serve until the 2008 Annual Meeting of Stockholders and until his or her successor has been elected and qualified or until his or her earlier resignation or removal. The following persons were nominated and elected:

Santo J. Costa                     John Groom                     Barbara J. McNeil, M.D., Ph.D.

2.	Proposal to approve the amendment and restatement of the Company’s 2000 Equity Incentive Plan.

3.	Proposal to ratify the selection of Ernst & Young LLP as the independent auditors of the Company for its fiscal year ending December 31, 2005.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2005	CV THERAPEUTICS, INC.

	By:	/s/ TRICIA BORGA SUVARI
Tricia Borga Suvari
Vice President, General Counsel and Assistant Secretary